EXHIBIT B

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D dated April 3, 1998 with respect to the Common Stock, par value $0.01 per share, of ICF Kaiser International, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

               This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.


Dated:  April 3, 1998

                                              COWEN & COMPANY

                                              By: COWEN INCORPORATED
                                                  Its General Partner


                                                  By: /s/ David Sarns
                                                      ----------------
                                                      David Sarns
                                                      Managing Director


                                              COWEN INCORPORATED


                                                  By: /s/ David Sarns
                                                      ----------------
                                                      David Sarns
                                                      Managing Director



                                              /s/ Joseph M. Cohen
                                              -------------------
                                              Joseph M. Cohen